EXHIBIT 10.11
Execution Copy
AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
May 8, 2007
     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of the 8th day of May, 2007 by and among (i) SiGe Semiconductor, Inc., a Delaware corporation (the “Company”), (ii) SiGe Semiconductor Inc., a Canadian corporation and subsidiary of the Company (the “Canadian Subsidiary”), (iii) SVIC No. 4 New Technology Business Investment L.L.P. (“Samsung”), (iv) the other investors listed on Schedule A hereto (the “Existing Investors”), (v) each person who shall, after the date hereof, acquire shares of Series A-1 Preferred or Class A-1 Exchangeable Shares (each as defined below) and join in and become a party to this Agreement as an Investor by executing and delivering to the Company an Instrument of Accession (an “Instrument of Accession”) in the form of Schedule B hereto (together with Samsung and the Existing Investors, each an “Investor” and collectively, the “Investors”), (vi) International Business Machines Corporation and (vii) Fraser Milner Casgrain LLP (the “Voting Trustee”).
     WHEREAS, the Company, the Canadian Subsidiary, certain of the Investors and the Voting Trustee have entered into a Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) regarding the issuance and sale of Series A-1 Preferred and Class A-1 Exchangeable Shares (each as defined below);
     WHEREAS, the parties hereto desire to amend and restate that certain Amended and Restated Investor Rights Agreement by and among the Company, the Canadian Subsidiary and the other parties thereto, dated March 1, 2006 (the “Prior Agreement”), to set forth certain rights of the parties hereto in respect of the shares of capital stock of the Company and the Canadian Subsidiary owned by them; and
     WHEREAS, in connection with the sale and issuance of Series A-1 Preferred and Class A-1 Exchangeable Shares pursuant to the Purchase Agreement, effective immediately prior to, and contingent upon, the Initial Closing (as defined in the Purchase Agreement), the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company (collectively, the “Old Preferred Stock”) and the Class A Exchangeable Shares, Class B Exchangeable Shares, Class C Exchangeable Shares and Class D Exchangeable Shares of the Canadian Subsidiary (collectively, the “Old Exchangeable Shares”) which are convertible into Common Exchangeable Shares of the Canadian Subsidiary (the “Common Exchangeable Shares”) shall be converted into Common Stock (as defined below) and Common Exchangeable Shares, respectively (the aforementioned conversion of Old Preferred Stock and Old Exchangeable Shares, the “Preferred Stock Conversion”); and

     WHEREAS, in connection with the issuance and sale of Series A-1 Preferred and Class A-1 Exchangeable Shares pursuant to the Purchase Agreement, effective immediately after the Preferred Stock Conversion and contingent upon and prior to the Initial Closing, each three (3) shares of outstanding Common Stock shall be combined into one (1) share of Common Stock and each three (3) Common Exchangeable Shares will be changed into one (1) Common Exchangeable Share (the aforementioned 3:1 reverse stock split, the “Reverse Stock Split”);
     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:
     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
          “Affiliate” shall mean with respect to any Investor, a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Investor, or any investment fund sponsored by any such Person, any investment fund whose manager or general partner is under common control with the manager or general partner of such Investor, or any co-investment fund whose participants are comprised primarily of the officers and/or employees of such Investor or its Affiliates.
          “Board of Directors” shall mean the board of directors of the Company as constituted from time to time.
          “Change of Control” shall mean (a) consolidation or merger (or equivalent transaction in any foreign jurisdiction) of the Company or any Subsidiary into or with any other entity or entities (except a merger in which the Company is the surviving corporation and the holders of the Company’s voting stock outstanding immediately prior to the transaction constitute the holders of a majority of the voting stock outstanding immediately following the transaction or a consolidation or merger of a Subsidiary the result of which is that the Company, directly or indirectly, controls the surviving corporation immediately following the transaction), (b) the sale or transfer of all or substantially all the assets of the Company or any Subsidiary which represents, on a consolidated basis, substantially all the assets of the Company, (c) the sale, exchange or transfer by the Company’s stockholders, in a single transaction or series of related transactions, of capital stock representing a majority of the voting power at elections of directors of the Corporation, or (d) the exclusive, irrevocable licensing of all or substantially all of the intellectual property of the Company or any Subsidiary which represents, on a consolidated basis, substantially all the assets of the Company, to any party other than a Subsidiary.
          “Class A-1 Exchangeable Shares” shall mean the Class A-1 Exchangeable Shares issued by the Canadian Subsidiary.
          “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time. federal agency at the time administering the Securities Act.

          “Common Registrable Securities” shall mean (i) Common Stock owned as of the date of this Agreement or hereafter acquired by any of the Investors or their permitted assigns other than Common Stock acquired upon the exchange and/or conversion of any Shares, (ii) Common Stock issued or issuable upon exchange of the Common Exchangeable Shares of the Canadian Subsidiary owned as of the date of this Agreement or hereafter acquired by the Investors and their permitted assigns other than Common Exchangeable Shares acquired upon the exchange and/or conversion of any Shares, (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such above-described securities in clause (i) and (ii). Notwithstanding the foregoing, Common Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor’s rights under Sections 3, 4 and 5 of this Agreement are not assigned. For greater certainty, and not in limitation of the foregoing, any reference to Common Registrable Securities held by an Investor or permitted assign shall not be deemed to include Common Registrable Securities which such Investor or permitted assign may acquire upon exchange and/or conversion of Shares then held by such Person.
          “Common Stock” shall mean the Standard Common Stock, $0.0001 par value, of the Company.
          “Computer Programs” shall mean (i) any and all computer programs (consisting of sets of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result), and (ii) all associated data and compilations of data, regardless of their form or embodiment. “Computer Programs” shall include, without limitation, all source code, object code and natural language code therefor, all versions thereof, all screen displays and designs thereof, all component modules, all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including without limitation user manuals and training materials, relating to any of the foregoing.
          “Equity Securities” shall mean and include: (i) any shares of Common Stock, any shares of Preferred Stock or other security of the Company, (ii) any security (including any security of the Canadian Subsidiary) convertible or exchangeable, with or without consideration, into or for any Common Stock, Preferred Stock or other security of the Company (including any option to purchase such a convertible or exchangeable security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security of the Company or (iv) any such warrant or right.
          “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Exchangeable Shares” shall mean the Common Exchangeable Shares and the Class A-1 Exchangeable Shares of the Canadian Subsidiary.
          “IBM” shall mean International Business Machines Corporation or an Affiliate or Affiliates thereof. For purposes of this Agreement, IBM shall not be considered an “Investor.”

          “IBM Registrable Securities” shall mean the IBM Shares with respect to which IBM is granted registration rights by the Company solely under Section 4 of this Agreement. Notwithstanding the foregoing, IBM Registrable Securities shall not include any securities sold by IBM to the public pursuant to a registration statement or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor’s rights under Sections 3, 4 and 5 of this Agreement are not assigned. For greater certainty, and not in limitation of the foregoing, any reference to IBM Registrable Securities held by IBM shall not be deemed to include IBM Registrable Securities which IBM may acquire upon exchange and/or conversion of Shares then held by IBM.
          “IBM Shares” shall mean the shares of Common Stock held by IBM.
          “Indebtedness” shall mean all obligations, contingent and otherwise, which should, in accordance with United States generally accepted accounting principles, be classified upon the obligor’s balance sheet (or the notes thereto) as indebtedness, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with United States generally accepted accounting principals.
          “Intellectual Property Rights” shall mean all of the following: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) Computer Programs, (vii) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (viii) copies and tangible embodiments thereof
          “Material Adverse Change” shall mean a material adverse change in the business, operations, affairs, or condition (financial or otherwise) of the Company.
          “Person or Persons” shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

          “Preferred Registrable Securities” shall mean (i) Common Stock issued or issuable upon conversion of the Shares, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such above-described securities. Notwithstanding the foregoing, Preferred Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor’s rights under Sections 3, 4 and 5 of this Agreement are not assigned. For greater certainty, and not in limitation of the foregoing, any reference to Preferred Registrable Securities held by an Investor or permitted assign shall be deemed to include Preferred Registrable Securities which such Investor or permitted assign may acquire upon exchange and/or conversion of Shares then held by such Person.
          “Preferred Stock” shall mean the Preferred Stock, $0.0001 par value, of the Company.
          “Publicly Available Software” shall mean each of (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux) or similar licensing or distribution models; and (ii) any software that requires as a condition of use, modification and/or distribution of such software that other software distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (b) The Artistic License (e.g., PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), and (f) the Sun Industry Standards License (SISL).
          “Qualified Public Offering” shall mean a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the proceeds to the Company (before the deduction of expenses, underwriting discounts and commissions) equal or exceed $30 million and in which the price per share of such Common Stock equals or exceeds $2.5835 per share (such price subject to equitable adjustment in the event of any stock splits, stock dividends, combinations, reclassifications, recapitalizations or other similar events occurring after the date of this Agreement).
          “Registrable Securities” shall mean (i) Common Registrable Securities other than the IBM Registrable Securities, (ii) Preferred Registrable Securities, and (iii) solely for purposes of Sections 4, 6, 7, 8, 9, 16(a), 16(b), 16(d), 16(e), 16(g) and 16(h) of this Agreement, the IBM Registrable Securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferor’s rights under Sections 3, 4 and 5 of this Agreement are not assigned. For greater certainty, and not in limitation of the foregoing, any reference to Registrable Securities held by an Investor or permitted assign shall be deemed to include Registrable Securities which such Investor or permitted assign may acquire upon exchange and/or conversion of Shares then held by such Person.
          “Registration Expenses” shall mean the expenses so described in Section 7.
          “Regulated Fund” shall mean an Investor that is governed by the Community Small Business Investment Funds Act (Ontario), as it may be amended from time to time, or any successor legislation thereto.
          “Reserved Employee Shares” shall mean shares of Common Stock reserved by the Company from time to time for (i) the sale of shares of Common Stock to employees, consultants, officers or directors of the Company or any Subsidiary or (ii) the issuance and/or exercise of options to purchase Common Stock granted to employees, consultants, officers or directors of the Company or any Subsidiary, not to exceed (in the case of clause (i) and (ii) combined) in the aggregate 23,048,194 shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, combinations, reclassifications, recapitalizations or other similar events occurring after the date of this Agreement), after May 8, 2007 (it being understood that the foregoing number of shares of Common Stock reserved includes shares of Common Stock subject to outstanding options under the New Plan (as defined in Section 12(a)(xvii)) and shares of Common Stock previously issued pursuant to the New Plan, which options or shares may be reissued under the New Plan following the termination of any unexercised options outstanding or any repurchase of such shares previously issued pursuant to the New Plan). The foregoing number of Reserved Employee Shares may be increased by vote or written consent of a majority of the members of the Board of Directors.
          “Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Selling Expenses” shall mean the expenses so described in Section 7.
          “Series A-1 Preferred” shall mean the Series A-1 Preferred Stock, $0.0001 par value, issued by the Company.
          “Shares” shall mean (i) the shares of Series A-1 Preferred held by the Investors and their permitted assigns, and (ii) the shares of Series A-1 Preferred issuable upon the exchange of the Class A-1 Exchangeable Shares held by the Investors and their permitted assigns.
          “Special A-1 Voting Stock” shall mean the Special A-1 Voting Stock, $0.0001 par value, issued by the Company.
          “Special Common Voting Stock” shall mean the Special Common Voting Stock, $0.0001 par value, issued by the Company.
          “Subsidiary” or “Subsidiaries” shall mean any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors’

qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust, including, without limitation, the Canadian Subsidiary.
          “U.S. Person” shall mean: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts; provided, however, the following are not “U.S. Persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any provisional fiduciary acting as executor or administrator is a U.S. Person if: (A) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole and shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no senior if the trust is revocable) is a U.S. Person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. Person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and; (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.
     2. Restrictive Legend. Each certificate representing Equity Securities held by a party hereto shall, except as otherwise provided in this Section 2, be stamped or otherwise imprinted with a legend substantially similar to the following, in addition to any legend setting forth transfer restrictions under Canadian securities laws which the securities of the Canadian Subsidiary and the securities held by Canadian residents shall bear, and any other legend required by state or provincial securities laws:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION

STATEMENT 1N EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT OR IN COMPLIANCE WITH REGULATION S UNDER THE ACT AND IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”
A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities represented thereby may be publicly sold without registration under applicable United States and/or Canadian federal, provincial and state securities laws.
     3. Required Registration.
          (a) At any time after the earlier of (i) the 181st day following the closing of Company’s initial public offering and (ii) May 8, 2010, Investors holding at least twenty-five percent (25%) in interest of the then outstanding Preferred Registrable Securities may request the Company to register under the Securities Act all or any portion of the shares of Registrable Securities held by such requesting holder or holders for sale in the manner specified in such notice, provided, however, that Investors holding less than the aforementioned twenty-five percent (25%) in interest may make such request for registration by the Company if the Registrable Securities for which registration is requested have a reasonably anticipated aggregate offering price to the public of at least $5,000,000. The only securities which the Company shall be required to register pursuant to this Agreement shall be shares of Common Stock; provided, however, that in any underwritten public offering contemplated by this Section 3 or Sections 4 and 5, the holders of Series A-1 Preferred shall be entitled to sell such Series A-1 Preferred to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within 90 days after the effective date of any registration statement on Form S-1 filed by the Company.
          (b) Following receipt of any notice under this Section 3, the Company shall immediately notify all holders of Registrable Securities from whom notice has not been received and such holders shall then be entitled within 15 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders of Registrable Securities within 15 days after the giving of such notice by the Company). The Company shall be obligated to register Registrable Securities pursuant to this Section 3 on two (2) occasions only (which limitation shall not restrict the number of demands for registration that are permitted pursuant to and subject to Section 5 hereof) and only when the Investors propose to register Registrable Securities that may not be immediately registered on Form S-3 pursuant to a request for registration made pursuant to

Section 5; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders (other than any such shares excluded solely (i) due to a holder’s failure to provide the Seller Information (as defined in Section 6) in accordance with Section 6 hereof or (ii) in the case of an underwritten public offering, due to refusal of a holder to enter into the Underwriting Agreement (as defined in Section 6) in accordance with Section 6 hereof) shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of Registrable Securities (other than as a result of a Material Adverse Change of which the holders of Registrable Securities initiating such registration were not aware at the time of their request under this Section 3) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto (not including shares eligible for sale pursuant to the underwriters’ over-allotment option).
          (c) The Company shall not be entitled to include in any registration statement referred to in this Section 3 shares of Common Stock to be sold by the Company for its own account. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders requesting sale pursuant to an underwritten offering pursuant to this Section 3 until the completion of the period of distribution of the registration contemplated thereby.
          (d) If in the opinion of the managing underwriter the inclusion of all of the Registrable Securities requested to be registered under this Section would adversely affect the marketing of such shares, Registrable Securities shall be excluded from such registration to the extent deemed advisable by the managing underwriter and shall be excluded in the following order:
               (i) first, the Common Registrable Securities, pro rata among the holders thereof based upon the number of Common Registrable Shares requested to be registered by each such holder; and
               (ii) second, the Preferred Registrable Securities, pro rata among the holders thereof based upon the number of Preferred Registrable Shares requested to be registered by each such holder.
          (e) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration requested pursuant to this Section 3 if, within 30 days of the receipt of such request, the Company notifies the Investors requesting such registration, that the Company intends to file a registration statement for a Company-initiated registration within 90 days from that date such notice is provided.
     3.1 Canadian Prospectus Requirements. If the Company at any time proposes to make a public offering of its securities for its own account, it will be in the Company’s discretion as to whether any such public offering will be made in both the United States or Canada, or in only one of the aforementioned jurisdictions; provided, however, that notwithstanding the foregoing:
          (a) unless the initial public offering of the Company’s securities already involves such a filing, the Company shall, if requested by the holders of at least twenty percent (20%) of the Registrable Securities held by Persons resident in Canada, concurrently file a prospectus in a jurisdiction specified in Appendix B of MI 45-102 promulgated under Canadian securities laws for the purposes of becoming a “reporting issuer” therein, and use its commercially reasonable efforts to obtain a receipt therefor; and
          (b) in the event that the escrow of any Registrable Securities is required under applicable Canadian securities laws in connection with the initial public offering of the Company’s securities and a choice of escrow regime or policy is available to the Company, the Company agrees that it will adopt such regime or policy as would be most beneficial to the holders of Registrable Securities, as determined by the holders holding at least sixty-seven percent (67%) in interest of the then outstanding Registrable Securities.
     The Company shall cease to be subject to the obligations in paragraph (a) above to file a prospectus in any jurisdiction of Canada for the purposes of becoming a reporting issuer if the Company demonstrates (i) with an opinion of counsel reasonably acceptable to the holders of at least sixty-seven percent (67%) of the then outstanding Registrable Securities held by residents of Canada that such holders are permitted to publicly sell their Registrable Securities on a stock exchange or market in the United States without a prospectus in Canada, or (ii) with an opinion of counsel reasonably acceptable to the holders of at least sixty-seven percent (67%) of the then outstanding Registrable Securities held by residents of Canada that such holders are permitted to publicly sell their Registrable Securities on a stock exchange or market in the United States in reliance on a prospectus exemption under applicable Canadian securities laws other than a private placement exemption.
     4. Incidental Registration. If the Company at any time (other than pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to a registration statement in connection with the Company’s initial public offering of Common Stock and registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Securities of its intention so to do. Upon the written request of any such holder, received by the Company within 15 days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder of such Registrable Securities so registered. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced if in the opinion of the managing underwriter the inclusion of all of the Registrable Securities requested to be registered under this Section would adversely affect the marketing of such shares. In such case, shares to be excluded from such registration shall be to the extent deemed advisable by the managing underwriter and shall be excluded in the following order:
          (a) first, the Common Registrable Securities and IBM Registrable Securities, pro rata among the holders thereof based upon the number of Common Registrable Shares and IBM Registrable Securities requested to be registered by each such holder;
          (b) second, the Preferred Registrable Securities, pro rata among the holders thereof based upon the number of Preferred Registrable Shares requested to be registered by each such holder; provided, that, in no event will less than thirty-five percent (35%) of the total number of shares of Common Stock be included in such underwriting; and
           (c) third, the securities to be registered for the Company’s own account.
     5. Registration on Form S-3. If at any time (i) holders of at least thirty percent (30%) of then outstanding Registrable Securities request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holders, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice; provided, however, that the Registrable Securities for which registration has been requested have a reasonably anticipated aggregate offering price to the public of at least $1,000,000. Whenever the Company is required by this Section 5 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 3 (including but not limited to the requirement that the Company notify all holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering and the requirement that such request not be made within 90 days after the effective date of any registration statement on Form S-1 filed by the Company) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 5, and provided, further, however, that the requirements contained in the first sentence of Section 3(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 5. Notwithstanding anything to the contrary in this Section 5, the Company shall not be required to effect more than two (2) registrations pursuant to this Section 5 in any 12 month period.
     5.1. Notwithstanding the obligations set forth in Section 3 and Section 5, if the Company furnishes to Investors requesting a registration pursuant to Section 3 or Section 5 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (c) render the Company unable to comply with requirements under the Securities Act or

Exchange Act or (d) result in the filing of, or continued effectiveness of, as applicable, a registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, which, in the case of a registration statement, would contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Prospectus, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall have the right to defer taking action with respect to registration request made pursuant Section 3 or Section 5 or may suspend an effective registration statement filed pursuant to this Agreement; provided, however, that the Company may not invoke this right for more than two periods not in excess of 90 days in the aggregate in any twelve (12) month period.
     6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3, 4 or 5 to use its best efforts to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:
          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);
          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;
          (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;
          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;
          (f) provide a transfer agent and registrar for all such Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;
          (g) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (h) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;
          (i) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. The rights granted pursuant to this subsection (i) may not be assigned or otherwise conveyed by such person or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that the Company may refuse such written consent if the proposed transferee is a competitor of the Company as determined by the Board of Directors; and provided further, that no such written consent shall be required if the transfer is made to a party who is not a competitor of the Company and who is a parent, subsidiary, affiliate, partner or group member of such person;
          (j) advise each selling holder of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
          (k) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities; and
          (l) permit any holder of Registrable Securities which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and its counsel after consultation with such holder.
     For purposes of Section 6(a) and 6(b) and of Section 3(c), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and 180 days after the effective date thereof.
     In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable provincial or state securities laws (the “Seller Information”).
     In connection with each registration pursuant to Sections 3, 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature (the “Underwriting Agreement”).
     7. Expenses. All expenses incurred by the Company in complying with Sections 3, 4 and 5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the reasonable fees and expenses of one counsel selected by the Investors participating in the applicable registration holding a majority of the Registrable

Securities being registered, which fees and expenses shall not exceed $30,000) and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Registrable Securities, but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities are called “Selling Expenses”.
     The Company will pay all Registration Expenses in connection with each registration statement under Sections 3, 4 or 5. All Selling Expenses in connection with each registration statement under Sections 3, 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.
     8. Indemnification and Contribution.
          (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 3, 4 or 5, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus or (ii) arises solely due to failure of such seller to deliver any amendment or supplement to such registration statement or prospectus which has previously been provided to such seller by the Company.
          (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 3, 4 or 5, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities

Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such registration statement.
          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
     9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
          (c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.
     10. Right of First Refusal
          (a) Right of First Refusal. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Equity Securities, unless the Company shall have first offered to sell such securities (the “Offered Securities”) to the Investors (each an “Offeree” and collectively, the

“Offerees”) as follows: Each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the number of shares of Registrable Securities then held by such Offeree bears to total number of shares of Common Stock of the Company (including any shares of Preferred Stock or Exchangeable Shares, on an as-exchanged and as-converted to Common Stock basis) (the “Basic Amount”), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of 20 days from receipt of the Offer.
          (b) Notice of Acceptance. Notice of each Offeree’s intention to accept, in whole or in part, any Offer made pursuant to Section 10(a) shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Offeree’s Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the aggregate Basic Amounts of all the Offerees and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Company to the extent it reasonably deems necessary.
          (c) Conditions to Acceptances and Purchase.
               (i) Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the period set forth in Section 10(a) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the “Refused Securities”) to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.
               (ii) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10(c)(i) above), then each Offeree may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Offeree elected to purchase pursuant to Section 10(b) multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Offeree so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with Section 10(a).
               (iii) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 10(c)(ii) if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel.
          (d) Further Sale. In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 10(c) may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Sections 10(a), 10(b) and 10(c).
          (e) Exception. The rights of the Investors under this Section 10 shall not apply to:
               (i) shares of Common Stock issued or issuable upon conversion of the Preferred Stock;
               (ii) shares of Special Common Voting Stock and Special A-1 Voting Stock;
               (iii) shares of Common Stock and Preferred Stock issued or issuable upon exchange of Exchangeable Shares of the Canadian Subsidiary;
               (iv) shares of Common Stock issued by reason of a dividend, stock split, split-up, subdivision, combination or other distribution on shares of Common Stock;
               (v) securities issued in connection with a bona fide business acquisition of the Company;
               (vi) securities issued or issuable pursuant to strategic transactions entered into for primarily non-equity financing purposes and approved by the Board of Directors (including a majority of the members of the Board of Directors elected solely by the holders of the Series A-1 Preferred and Special A-1 Voting Stock);
               (vii) securities issued or issuable pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes approved by the Board of Directors (including a majority of the members of the Board of Directors elected solely by the holders of the Series A-1 Preferred and Special A-1 Voting Stock); and

               (viii) Reserved Employee Shares.
          (f) Holders of Exchangeable Shares. If an Investor holding Exchangeable Shares (an “Exchangeable Holder”) exercises its right of first refusal pursuant to this Section 10, the Company and the Canadian Subsidiary shall, at the request of the Exchangeable Holder, use commercially reasonable efforts to structure the proposed offer of Equity Securities to the Exchangeable Holder as an offer of securities of the Canadian Subsidiary which are exchangeable into such offered securities (the “Alternative Securities”), and make appropriate provision (through special voting stock of the Company or otherwise) to provide for voting rights representing such Exchangeable Holder’s interest; provided, however, that, the Exchangeable Holders exercising their respective rights of first refusal pursuant to this Section 10 and requesting Alternative Securities pursuant to this Section 10(f) shall have agreed to purchase Equity Securities with an aggregate purchase price of at least $1,000,000 pursuant to this Section 10.
          (g) Termination. The rights of the Offerees under this Section 10 shall terminate immediately prior to, but subject to the consummation of: (i) a Qualified Public Offering; (ii) the sale of all or substantially all of the assets of the Company; or (iii) the merger or consolidation (or equivalent transaction in any foreign jurisdiction) of the Company or any Subsidiary with or into, any other entity or entities (except a merger in which the Company is the surviving Corporation and the holders of the Company’s voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction or a consolidation or merger of a Subsidiary, the result of which is that the Company, directly or indirectly, owns all of the issued and outstanding capital stock, and any rights to acquire capital stock of the surviving Corporation immediately following the transaction)
     11. [Reserved]
     12. Covenants of the Company.
          (a) Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 12(a) are waived in any instance by the holders of a majority in interest of the holders of Registrable Securities, the Company covenants and agrees that until the consummation of a Qualified Public Offering it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:
               (i) Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.
               (ii) Maintenance of Insurance. Use its best efforts to maintain from a responsible and reputable insurance company or association a Directors and Officers insurance policy in an aggregate amount of at least $5,000,000. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or Subsidiary from becoming a co-insurer. The Company will continue to include Toronto Dominion Investments, Inc. and The VenGrowth Investment Fund Inc. as notice parties to such policy and will request that the issuer(s) of such policy provide such designees with at least ten (10) days’ notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.
               (iii) Preservation of Corporate Existence. Preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use Intellectual Property Rights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business and the businesses of its Subsidiaries, taken as a whole.
               (iv) Compliance with Laws. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a material adverse effect on the Company or any Subsidiary or their business operations, prospects or condition (financial or otherwise).
               (v) Inspection. Permit, upon reasonable request and notice, each of the Investors holding at least 3,333,333 Shares (on an as-exchanged and as-converted basis, and as adjusted for any stock splits, stock dividends, combinations, reclassifications, recapitalizations or similar events occurring after the date of this Agreement) or any agents or representatives • thereof, to examine and make copies of and extracts from the books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or employees and independent accountants, and consult with and advise the management of the Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times during normal business hours. Subject to the disclosure of information of a non-technical nature, including financial information, which such Investor discloses to its partners and/or shareholders generally, each such Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder unless such information is or becomes known to such Investor from a source other than the Company or is or becomes publicly known, or unless the Company gives its written consent to such Investor’s release of such information, except that no such written consent shall be required (and such Investor shall be free to release such information to such recipient) if such information is to be provided to such Investor’s counsel or accountant, or to an officer, director or partner of such Investor, provided that such Investor shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.
          (vi) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with United States generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.
          (vii) Maintenance of Properties. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.
          (viii) Financings. Inform the Board of Directors of any negotiations, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the. Company or any other Person, except for (A) arrangements with trade creditors, and (B) utilization by the Company or any Subsidiary of commercial lending arrangements with financial institutions.
          (ix) By-laws.. At all times, cause the bylaws of the Company to provide that, unless otherwise required by the laws of the State of Delaware, (i) any two directors and (ii) any holder or holders of at least twenty-five (25%) of the outstanding Registrable Securities, shall have the right to call a meeting of the Board of Directors or stockholders. At all times maintain provisions in the bylaws or certificate of incorporation of the Company indemnifying all directors against liability to the maximum extent permitted under the laws of State of Delaware. Cause each of its directors and officers, and each director and officer elected or appointed following the date hereof, to read the bylaws of the Company.
          (x) Proprietary Information and Inventions Agreements. The Company will obtain a duly executed Proprietary Information and Inventions Agreement in the form previously adopted by the Company, or in such other form as may be agreed upon by all members of the Board of Directors, from each future employee and consultant of the Company.

          (xi) New Developments. Where reasonably practicable, cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company’s or any Subsidiary’s officers or employees to be documented in accordance with the appropriate professional standards and, where possible and deemed by management to be commercially appropriate based on the advice of legal counsel and other considerations, to file and prosecute United States and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company or any Subsidiary.
          (xii) Meetings of Directors. Use its best efforts to cause meetings of the Board of Directors to be held not less than monthly unless otherwise agreed to by a majority of the Board of Directors, including four (4) meetings per year (on a quarterly basis), which are held in person, and not via teleconference or other means except under exceptional circumstances.
          (xiii) Expenses of Directors. Promptly reimburse in full, each director of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors or any committee thereof.
          (xiv) Stock Options. Unless otherwise approved by the Board of Directors (including a majority of the members of the Board of Directors elected by the holders of Series A-1), (i) all future grants of stock options and shares of stock to employees and consultants shall vest at the rate of twenty-five percent (25%) per year (in an annual increment for the first year of an employee’s first year of full-time employment and monthly thereafter) commencing with the start date of employment or engagement, and (ii) vesting of such options and restricted stock shall partially accelerate upon a Change of Control, such that immediately upon such Change of Control such number of unvested shares underlying such options and/or unvested shares of restricted stock shall become vested as would have been vested had such Change of Control occurred on the date which is twelve months after the date of such Change in Control.
          (xv) Compensation Committee. The Board of Directors shall maintain a compensation committee (the “Compensation Committee”) of the Board of Directors consisting of three members, two of whom shall be directors elected by holders of Series A-1 Preferred. Subject to subsection (xiv) above, the Board of Directors may delegate to such Compensation Committee authority over all forms of compensation to be provided to executive officers, directors of sales and sales personnel receiving or eligible for commissions of the Company and its Subsidiaries, including all bonus, stock and other equity compensation, and to act as administrator for the Company’s or any Subsidiary’s stock plan(s). Decisions of the Compensation Committee shall be reached by simple majority.
          (xvi) Open Source Software. Prior to any sale, license, distribution or other transfer of rights, the Company will remove any Publicly Available Software from any core product components of the Company where the presence of such Publicly Available Software would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company as determined by the Company in its good faith discretion. It is recognized and agreed that the Company may use Publicly Available Software for (1) interoperability, interface to devices, ancillary software, internal development, testing and other non-core uses and pm-poses, and (2) use in non-core product components (which may be sold, licensed, distributed or the rights therein otherwise transferred separately or together with core product components), so long as such use in non-core product components will not subject the Company to a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company. The determination of whether or not a product component or proposed product component is a “core” product component of the Company and whether the presence of Publicly Available Software in products or Intellectual Property Rights of the Company will have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company shall be made by the Company in its good faith discretion.
               (xvii) Stock Option Grant Limitations. Notwithstanding that the Board of Directors and the Stockholders have approved the amendment of the Company’s 2002 Stock Plan (the “New Plan”) to provide for the issuance of up to 23,048,194 shares of Common Stock, (including shares of Common Stock subject to outstanding options under the New Plan and shares of Common Stock previously issued pursuant to the New Plan) (the “New Plan Amount”), the Company covenants and agrees to issue options and restricted stock under the New Plan for only that number of shares as is equal to (a) the New Plan Amount less (b) that number of shares of Common Stock (the “Old Plans Amount”) purchasable pursuant to options outstanding under the Company’s stock plans other than the New Plan (collectively, the “Old Plans”) as the Old Plans Amount may be reduced from time to time based on the expiration or irrevocable cancellation of options under the Old Plans. As of the date hereof, the Old Plans Amount is 639,893 shares of Common Stock. The Company further covenants and agrees not to issue any additional options to purchase shares of Common Stock or otherwise issue any shares of Common Stock under the Old Plans other than pursuant to the options outstanding as of the date hereof and not to increase the number of shares purchasable under any options outstanding under the Old Plans (except to the extent required for stock splits, stock dividends, combinations, reclassifications, recapitalizations or other similar events).
               (xviii) European Data Protection Concerns. The Company covenants that it will deliver to each of its officers and directors on the date hereof, and to each officer and director appointed or elected after the date hereof, a notice, in the form attached hereto as Exhibit A regarding Article VIII of the Company’s By-Laws, as amended and in effect on the date hereof, or in the case of any such officer or director appointed or elected after the date hereof, at the time of such appointment or election.
          (b) Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the consummation of a Qualified Public Offering or, while this Agreement remains outstanding, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, unless consented to by a majority of the members of the Board of Directors (including a majority of the members of the Board of Directors elected by the holders of Series A-1 Preferred), without the written consent or waiver of a majority in interest of the holders of Registrable Securities:

               (i) Restrictions on Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness for money borrowed which exceeds, in the aggregate, $1,000,000.
               (ii) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any Subsidiary.
               (iii) Issuance of Reserved Employee Shares. Grant to any of its employees, officers, directors or consultants options or other rights to purchase Reserved Employee Shares unless authorized by vote of the Company’s Compensation Committee pursuant to Section 12(a)(xv) hereof or by the Board of Directors and subject, in all cases, to all other provisions of this Agreement.
               (iv) Dealings with Affiliates and Others. Other than as contemplated by this Agreement or the Stockholders Agreement by and among the Company, the Canadian Subsidiary, the Voting Trustee and the other signatories thereto dated as of the date hereof, and other than transactions in the ordinary course of business involving less than $10,000, enter into, after the date of this Agreement, any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer, director or affiliate of the Company or any Subsidiary or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or members of their immediate families. The $10,000 limitation above shall not apply to reasonable expense reimbursement or compensation approved by the Compensation Committee and made pursuant to and in accordance with the Company’s policies.
               (v) Maintenance of Ownership of Subsidiaries; Activities of Subsidiaries. (A) Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary or Subsidiaries into or with itself, provided that the Company is the surviving entity, or into or with another Subsidiary or Subsidiaries; (B) organize or acquire any entity that would be a Subsidiary unless such Subsidiary is wholly owned (directly or indirectly) by the Company; (C) permit any Subsidiary to consolidate or merge into or with another entity or sell or transfer all or substantially all its assets, except that any Subsidiary may (x) consolidate or merge into or with or sell or transfer assets to any other Subsidiary, or (y) merge into or sell or transfer assets to the Company; or (D) permit any Subsidiary (other than the Canadian Subsidiary in accordance with the share provisions applicable to the Exchangeable Shares issued by the Canadian Subsidiary) to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another Subsidiary.

               (vi) Transfers of Technology. Transfer any ownership or interest in, or material rights relating to, any of the Intellectual Property Rights of the Company or any Subsidiary to any Person or entity which is not a member of the consolidated group of the Company and its Subsidiaries; provided, however, that this Section shall not apply to transfers of Intellectual Property Rights accomplished in the ordinary course of business.
               (vii) Material Expenditures. Make, or permit any Subsidiary to make, any expenditures (other than expenses for inventory or equipment purchases in the ordinary course of business) in excess of $1,000,000 in the aggregate in any fiscal year, or any individual expenditure in excess of $500,000, and not included in the Company’s annual operating budget, or any acquisition by the Company or any Subsidiary of another person or entity for a consideration in excess of $100,000.
               (viii) Accounting Methods. Make any changes in auditors, or the accounting methods or policies of the Company or any Subsidiary, other than in accordance with United States generally accepted accounting principles;
               (ix) Security Interests. Pledge the assets of the Company or any Subsidiary, or permit any Subsidiary to pledge its assets, for any purpose, except for (i) operating purposes in the normal course of the Company or such Subsidiary’s business including working capital needs, improvement and expansion and (ii) in connection with purchase financing by the Company or such Subsidiary.
               (x) Change in Nature of Business. Make, or permit any Subsidiary to make, any material change in the nature of the business of the Company or any Subsidiary as contemplated in written materials delivered to the Investors.
               (xi) Restriction on Option Grants. Make, or permit any Subsidiary to make, any grants of stock options or other equity interests in any Subsidiary to employees, officers, directors, consultants or other individuals, including pursuant to the 1998 Stock Option Plan and/or 2000 Stock Option Plan of the Canadian Subsidiary.
          (c) Reporting Requirements. As long as there are Shares outstanding or until the consummation of a Qualified Public Offering, the Company will furnish the following to the Investors holding at least 416,666 Shares (on an as-exchanged and as-converted basis, and as adjusted for any stock splits, stock dividends, combinations, reclassifications, recapitalizations or similar events occurring after the date of this Agreement) (the “Qualified Investors”):
               (i) Monthly Reports: as soon as available and in any event within 30 days after the end of each calendar month, unaudited consolidated financial statements of the Company and its Subsidiaries as of the end of such month and statements of earnings and retained earnings and cash flows of the Company and its Subsidiaries for such month and fiscal year to date, and in each case compared to the budget and the prior year, and including a schedule showing each major capital expenditure during such month, and a summary discussion of the Company’s principal functional areas, all in reasonable detail;
               (ii) Quarterly Reports: as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company,

consolidated financial statements of the Company and its Subsidiaries as of the end of such quarter and statements of earnings and retained earnings and cash flows of the Company and its Subsidiaries for such quarter and fiscal year to date, and in each case compared to the budget and the prior year, and including a schedule showing each major capital expenditure during such quarter, and a summary discussion of the Company’s principal functional areas, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with United States generally accepted accounting principles consistently applied (subject to year-end audit adjustments);
               (iii) Annual Reports: as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audited financial statements for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of operations and cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of the Company and by such independent public accountants of recognized national standing approved by a majority of the Board of Directors; provided, however, that any information related to SR&ED tax credits may be furnished as soon as available and in any event within 120 days after the end of each fiscal year;
               (iv) Budgets: as soon as available after approval by the Board of Directors and in any event at least 30 days prior to the beginning of each fiscal year at the Company, a business plan and annual budgets including monthly details, for the forthcoming fiscal year, unless otherwise approved by a majority of the Board of Directors; and
               (v) Other Information: such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any of its Subsidiaries as any such Qualified Investor may from time to time reasonably request.
     The holders of Registrable Securities hereby covenant and agree that all of the information disclosed to such holders pursuant to the provisions of this Section 12(c) shall be treated in accordance with Section 12(a)(v) of this Agreement.
          (d) Observer Rights.
               (i) Until the consummation of a Qualified Public Offering, the Company shall invite representatives with relevant knowledge of the Company’s industry (each, a “Representative”) sponsored by (i) if at any time Samsung does not have the right to designate a member of the Board of Directors pursuant to Section 6 of the Company’s Amended and Restated Stockholders. Agreement (the “Stockholders Agreement”), dated as of the date hereof, Samsung, (ii) if at any time 3i Technology Partners L.P. (“3i”) does not have the right to designate a member of the Board of Directors pursuant to Section 6 of the Stockholders Agreement, 3i, and (iii) if at any time The VenGrowth Investment Fund Inc. and The VenGrowth II Investment Fund Inc. (together, “VenGrowth”) do not have the right to designate a member of the Board of Directors pursuant to Section 6 of the Stockholders Agreement, VenGrowth, in each case to attend at the expense of the respective sponsoring party in a nonvoting observer capacity all meetings of the Board of Directors and, in this respect, shall give each Representative copies of all notices, minutes, consents, and other material that it provides to its directors (subject to the limitations and exceptions in this Section 12(d)). Each Representative shall be subject to the approval of the Board of Directors in its good faith judgment. No Representative will have the right to attend any meetings of the committees of the Board of Directors.
                 (ii) The Company reserves the right to exclude any Representative from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, fulfill the Company’s obligations with respect to confidential or proprietary or similar confidential information of third parties, or preserve the integrity of the Company’s trade secrets, or protect similar proprietary information.
                 (iii) Each Representative shall immediately report to the Board of Directors if he or she becomes aware of the existence of conflict of interest of such Representative or the business organization affiliated with such Representative (for the purpose of such determination, it shall be assumed that the Representative is in a fiduciary relationship with the Company). In the event that a majority of the Board, acting reasonably and in good faith (and after deliberation in a closed session in which they can exclude the applicable Representative), determines that the presence of the Representative at portions of a Board meeting would result in an actual or potential conflict of interest, inhibit deliberations by the Board on a material matter or could otherwise be injurious to the Company, the Company shall have the right to exclude the Representative from portions of any meetings of the Board dealing with such matter and to omit to provide the Representative with certain information if such information involves information or analysis dealing with such matter.
                 (iv) Samsung, 3i and VenGrowth each covenants and agrees that all of the information disclosed to its Representative pursuant to the provisions of this Section 12(d) shall be treated in accordance with Section 12(a)(v) of this Agreement. Each person who is sponsored as a Representative, shall agree to treat information disclosed to him or here in accordance with Section 12(a)(v) of this Agreement and to otherwise comply with the requirements of this Section 12(d).
                 (v) Notwithstanding the foregoing, in the event any of Samsung, VenGrowth or 3i for any reason ceases to hold Shares representing a value of at least $1,250,000 calculated based on the original cost of such capital stock, then such party shall no longer be entitled to sponsor an observer as specified above.
          (e) Notice of Certain Transactions. Samsung shall be entitled to notice in the event that the Company receives a bona fide offer to be acquired by means of (i) a merger, consolidation or other business combination pursuant to which the stockholders of the Company immediately prior to the effective time of such transaction have beneficial ownership of less than a majority of the total combined voting power with respect to the election of directors of the surviving entity (and the entity that controls such surviving entity) immediately following such transaction, or (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, within ten (10) business days after receipt of a proposal for any such transaction. The

Company shall provide Samsung only with written notice that an offer has been received and shall not be required to disclose the name of the proposed acquirer or any summary of the terms of the proposed transaction. Samsung agrees that information disclosed to it pursuant to the provisions of this Section 12(e) shall be treated in accordance with Section 12(a)(v) of this Agreement.
     13. Representations and Warranties of the Company and the Canadian Subsidiary. The Company and the Canadian Subsidiary represent and warrant as follows:
               (a) The execution, delivery and performance of this Agreement by the Company and the Canadian Subsidiary have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the charter or by-laws of the Company or the Canadian Subsidiary or any provision of any indenture, agreement or other instrument to which the Company or the Canadian Subsidiaries or any of their properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or the Canadian Subsidiary.
               (b) This Agreement has been duly executed and delivered by the Company and the Canadian Subsidiary and constitutes the legal, valid and binding obligation of the Company and the Canadian Subsidiary, enforceable in accordance with its terms.
     14. Confidentiality.
               (a) The Investors agree that the Company may use their names in connection with an announcement regarding the sale of the Shares, subject to the approval of any such announcement by the applicable Investor or Investors, which approval shall not be unreasonably withheld or delayed, and to permit the Company to make other reasonable uses of the Investors’ names such as disclosure to be made at investor or analyst conferences and boilerplate disclosure that the Company may use in connection with press releases and other company announcements.
               (b) If the Company believes public disclosure of Samsung’s relationship with the Company is required by law, it shall no less than five (5) days prior to the filing of such public disclosure (including, without limitation, filing any document or material with the Commission, or any other competent regulatory authority, which contains a reference to Samsung) provide Samsung with notice of and a copy of such disclosure, and revise such disclosure as reasonably requested by Samsung within two (2) days following the delivery of such information to Samsung, and if available, seek confidential treatment for such portions of such disclosure as may be reasonably requested by Samsung.
     15. Affiliates of Investors. (a) Any right of an Investor pursuant to this Agreement may, at the option of such Investor and subject to applicable law, be exercised by any Affiliate of such Investor, and (b) all Shares held or acquired by any Affiliate of any Investor shall be aggregated together with Shares held or acquired by such Investor for the purpose of determining the availability of any rights under this Agreement; provided, however, that in each case such

Affiliate agrees in writing to be bound by the terms hereof to the same extent as if such Affiliate were an Investor hereunder.
     16. Miscellaneous.
          (a) Preferred Stock Conversion and Reverse Stock Split. All references to share and dollar amounts in this Agreement reflect and give effect to the Preferred Stock Conversion and Reverse Stock Split.
          (b) Successors and Assigns; Certain Transfers. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation permitted transferees of any Registrable Securities), whether so expressed or not, provided, however, that registration rights conferred herein on the Investors shall only inure to the benefit of a transferee of Registrable Securities if (i) there is transferred to such transferee at least 1,666,667 shares of Registrable Securities (subject to equitable adjustment in the event of any stock splits, stock dividends, combinations, reclassifications, recapitalizations or other similar events occurring after the date of this Agreement) or (ii) such transferee is, in the case of a transfer by a partnership, a partner or retired partner, in the case of a transfer by a limited liability company, a member or former member, or in any other case, a shareholder or affiliate, of a party hereto; and provided further, however, that in all cases such transferees agree in writing to be bound by the terms hereof to the same extent as if such transferees were Investors hereunder.
          (c) Notices. All notices, requests, consents and other communications hereunder shall be in writing and , and shall be deemed to have been given: (a) upon receipt, if given by courier or overnight delivery service guaranteeing next day delivery; (b) on the date of transmission, if sent by facsimile during normal business hours or on the next succeeding business day if sent during other than normal business hours; or (c) five (5) days after being deposited in the mail postage prepaid, addressed as follows:
          if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;
          if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder;
or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.
          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

          (e) Waiver; Amendment.
               (i) Any of the rights of holders of Registrable Securities pursuant to this Agreement may be waived by an instrument in writing executed and delivered by the holders of a majority in interest of the Preferred Registrable Securities; provided, however, that any rights of any Regulated Fund pursuant to Section 10(f) hereof may not be waived without the written consent of such Regulated Fund. Any waiver effected in accordance with this paragraph shall be binding on all holders of Registrable Securities. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof.
               (ii) This Agreement may not be amended or modified, and except as provided in subsection (e)(i) above, no provision hereof may be waived, without the written consent of the Company and the holders of a majority in interest of the Preferred Registrable Securities. Notwithstanding the foregoing, (A) no amendment to Section 10(f) hereof which adversely affects a Regulated Fund’s rights thereunder shall be effective without the written consent of such Regulated Fund, and (B) no amendment to this Agreement that materially and adversely affects Investors holding Exchangeable Shares in a manner different than the Investors holding shares of capital stock of the Company shall be effective without the written consent of a majority in interest of the Investors holding Exchangeable Shares. Additional purchasers of Series A-1 Preferred or Class A-1 Exchangeable Shares pursuant to the Purchase Agreement who are not already parties to this Agreement may become parties to this Agreement without further action or consent by any party thereto, by executing and delivering to the Company an Instrument of Accession. Such additional purchasers shall thereafter be “Investors” for purposes of this Agreement and Schedule A shall be updated accordingly.
          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (h) Termination of Registration Obligations. The obligations of the Company to register shares of Registrable Securities under Sections 3, 4 or 5 shall terminate on the earlier of: (i) the fifth anniversary of the date of a Qualified Public Offering or (ii) with respect to any particular shares of Registrable Securities, the date on which such Registrable Securities are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.
          (i) Lock-up. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Registrable Securities who is a party to this Agreement hereby agrees in connection with such initial public offering, not to sell publicly any shares of Registrable Securities or any other shares of Common Stock (other than shares of Registrable Securities or other shares of Common Stock being registered in such offering), without the consent of the managing underwriter for a period not to exceed 180 days following the effective date of the registration statement relating to such offering and, at such underwriter’s request, shall sign a lock-up agreement to such effect; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of five percent (5%) of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly any Registrable Securities or other shares of Common Stock under the circumstances and pursuant to the terms set forth in this Section 16(i); and provided, further, however, that any such lock-up agreement shall provide that if the managing underwriter releases any shares from the lock-up with respect to such offering (other than discretionary releases due to financial hardship with respect to such number of shares as does not exceed an aggregate of $50,000 in value for any holder) prior to the scheduled expiration date, the managing underwriter shall contemporaneously release a pro rata portion of the Registrable Securities held by all other persons subject to such lock-up. Notwithstanding the foregoing, if: (x) during the last 17 days of the 180-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
          (j) Subsequent Grants of Registration Rights. Except to the extent that additional purchasers of Series A-1 Preferred and Class A-1 Exchangeable Shares are permitted to become parties to this agreement after the date hereof, the Company shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.
          (k) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.
          (l) Entire Agreement. This Agreement amends, restates and supersedes the Prior Agreement in its entirety and the Company and the Investors representing the holders of a majority in interest of the Registrable Securities hereby consent to such amendment and restatement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SIGE SEMICONDUCTOR, INC.,
a Delaware corporation

By: Name:	/s/ William H. Burke William H. Burke
Title:	Chief Financial Officer and Treasurer

SIGE SEMICONDUCTOR INC.,
a Canadian corporation

By: Name:	/s/ William H. Burke William H. Burke
Title:	Chief Financial Officer and Treasurer

FRASER MILNER CASGRAIN LLP,
as Voting Trustee

By: Name:	/s/ A. Johnson A. Johnson
Title:	Partner

INVESTORS:

SVIC NO. 4 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By: Samsung Venture Investment Corporation

By: Name:	/s/ Sang Ki Kim Sang Ki Kim
Title:	Chief Executive Officer

BDC CAPITAL INC.

By:
Name:
Title:

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

By:
Name:
Title:

By:
Name:
Title:

Nicholas Deeble

David Edwards

LAWRENCE ENTERPRISE FUND INC.

By:

Name:

Title:

LOEB INVESTORS CO. 142, L.P.

By:

Name:

Title:

Dr. John B. Millard

PRISM VENTURE PARTNERS IV, L.P.

By:	Prism Investment Partners IV, L.P.
its General Partner

	By:	Prism Venture Partners IV, L.L.C.
its General Partner

		By:	/s/ William M. Seifert Managing Director

Paul M. Russo

Thomas P. Jalkut, as Trustee for SANIBEL TRUST

By:

Name:
Title:

3i TECHNOLOGY PARTNERS L.P.

By:	3i Technology Associates LLC,
its General Partner

	By:	3i Technology Corporation,
its Manager

		By:	/s/ Jim McLean
Name: Jim McLean
Title: Vice President

TD CAPITAL GROUP LIMITED

By:	/s/ Rick Greene
Name: Rick Greene
Title: Managing Director

And

By:	/s/ Frank Gawlinth
Name: Frank Gawlinth
Title: Vice President & Director

TORONTO DOMINION INVESTMENTS, INC.

By:	/s/ Martha L. Gariepy
Name: Martha L. Gariepy
Title: President

TRUDELL MEDICAL LIMITED

By:
Name:
Title:

THE VENGROWTH III INVESTMENT FUND INC.

By: Name:	/s/ Allen Lupyrypo Allen Lupyrypo
Title:	Managing General Partner

And

By:	/s/ Jay Heller

Name:	Jay Heller
Title:	General Partner

THE VENGROWTH INVESTMENT FUND INC.

By: Name:	/s/ Pat DiPietro Pat DiPietro
Title:	Managing General Partner

And

By:	/s/ Jay Heller

Name:	Jay Heller
Title:	General Partner

THE VENGROWTH II INVESTMENT FUND INC.

By:	/s/ Pat DiPietro

Name:	Pat DiPietro
Title:	Managing General Partner

And

By:	/s/ Jay Heller

Name:	Jay Heller
Title:	General Partner

HUNT VENTURES, L.P.

By:

Name:

Title:

NIF VENTURES CO., LTD.

By:

Name:

Title:

Exhibit A
Notice Regarding European Directive on Data Protection
     This Notice of Article VIII of the By-Laws of SiGe Semiconductor, Inc. (the “Company”) is being delivered to you pursuant to Section 12(a)(xviii) of that certain Amended and Restated Investor Rights Agreement, dated May 8, 2007 (the “Rights Agreement”) by and among the Company, the Canadian Subsidiary and the Investors (as defined in the Rights Agreement).
     3i Group plc, a holding company of one of the holders of the Company’s Preferred Stock (the “3i Entity”), is incorporated in Europe and is subject to a European Directive on data protection (as enshrined by UK Act of Parliament in The Data Protection Act of 1998) (the “Directive”). The primary effect of the Directive is to prohibit the processing of personal data without notification and consent. Because it is possible that the 3i Entities may be deemed to have processed personal data within the meaning of the Directive in connection with their investments in portfolio companies, the 3i Entity requires each of their portfolio companies to insert certain standard language regarding the Directive into such portfolio company’s certificate of incorporation or bylaws. The language regarding the Directive contained in the Company’s Certificate of Incorporation is set forth below:
For the purposes of all applicable legislation and regulation, each of the stockholders, officers and directors of SiGe Semiconductor, Inc. authorize 3i Technology II Partners LP, 3i Group plc and affiliates of 3i Group plc (both within and outside the United States) (“3i Group”) to process (but only amongst the 3i Group and its advisers and only within the meaning of European Directive 95/46/EC) any data or information concerning them which is obtained in the course of its and their due diligence and other investment business. The data and information which may be processed for such purposes shall include any information which may have a bearing on the prudence or commercial merits of investing, or disposing of any stock (or other investment or security) in the Company. Nothing in this authority shall entitle any 3i Group entity to make any disclosure of such data or information for third parties.

SCHEDULE A
SCHEDULE OF INVESTORS
BDC CAPITAL INC.
5 Place Ville-Marie,
Suite 300,
Montreal, Quebec, H3B 2E7
CANADA
Attn: Sylvain Gendron
Fax: (514) 283-9731
Caisse de depot et placement du Quebec
Vantage Point Venture Partners
Suite 1240
1200 McGill College
Montreal, Quebec H3B 4G7
CANADA
Attention: Jean-David Begin
Fax: (514) 847-2628
Nicholas Deeble
42 Foothills Drive
Nepean, Ontario
K2H 6K3 Canada
David Edwards
38 Roycroft Way
Kanapa, Ontario
K2W 1C7 Canada
Valentine Edwards
38 Roycroft Way
Kanapa, Ontario
K2W 1C7 Canada
GrowthWorks Canadian Fund Ltd.
200 Queen Street West
Suite 3504
Toronto, ON M5H 3R3
CANADA
Attn: Richard Charlesbois
Fax:
Robert Huband
19 Warbonnet Drive
Ottawa, Ontario
K2E 5L9 Canada

David Humphrys
173 Timber Lane
Fitzroy Harbour, Ontario
KOA 1X0 Canada
Hunt Ventures, L.P.
Building 1, Suite 500
6300 Ridge Point Parkway
Austin, TX 78701
Attn: Steve Coffey
Fax: (512) 795-5849
Colin Hurman
RR #3, 1265 County Road 43
Merrickville, Ontario
K0G 1N0 Canada
Investment Enterprise Partnership “NIF 21-ONE (1)
NIF Ventures Co., Ltd.
1-2-1 Kyobashi Chuo-ku
Tokyo 104-0031
JAPAN
Attention: Yasuo Miyazawa
Fax: +81 (0)3 5201 1518
With a copy to:
Suite 220
2300 Geng Road
Palo Alto, CA 94303
Attention: Yasuo Miyazawa
Fax: (650) 858-0892
Lawrence Enterprise Fund Inc.
Lawrence Venture Fund Inc.
Lawrence Technology Venture Fund Inc.
c/o Lawrence & Company Inc.
Suite 1500, 70 York Street
Toronto, ON M5J 1S9
CANADA
Attn: Grant McCutcheon
Fax: (416) 362-0063

Loeb Investors Co. 142, L.P.
c/o Harvey L. Tepner
Compass Advisors, LLP
599 Lexington Avenue
New York, NY 10022
Fax: (212) 594-7701
Dr. John B. Millard
200 County Road
Cullman, AL 35057
Fax: (256) 287-1004
Prism Venture Partners IV, L.P.
Suite 2500
100 Lowder Brook Drive
Westwood, MA 02492
Attn: Daniel Wright
Fax: (781) 302-4040
Paul M. Russo
c/o Silicon Optix Inc.
13050 La Paloma Rd.
Los Altos Hills, CA 94022
Fax: (408) 487-9299
RWI Ventures
2440 Sand Hill Road,
Suite 100,
Menlo Park, CA 94025
Attention: William R. Baumel
Fax: (650) 543-3339
SVIC No. 4 New Technology Investment L.L.P.
16th Fl. KIPS Center 647-9, Yeoksam-Dong,
Gangnam-Gu, Seoul, Korea 135-980
Fax: 82 2 3430-5566
Sanibel Trust
Thomas P. Jalkut, Trustee
c/o Mr. W.H. MacCrellish, Jr.
Nutter, McClennan & Fish
155 Seaport Boulevard
Boston MA 02110
U.S.A.
Attention: W.H. MacCrellish
Fax: (617) 973-9748

3i Technology Partners L.P.
880 Winter Street, Suite 330
Waltham, MA 02451
Attn: Peter Bollier
Fax: (781) 890-8301
Toronto Dominion Investments, Inc.
TD Capital Group Limited
29th Floor
101 Federal Street
Boston, MA 02113
Attn: Paul Ciriello
Fax: (617) 425-0801
Trudell Medical Limited
725 Third Street
London ON N5V 5G4
CANADA
Attention: Bob Paterson
Fax: (519) 455-4469
The VenGrowth Investment Fund Inc.
The VenGrowth II Investment Fund Inc.
The VenGrowth III Investment Fund Inc.
105 Adelaide Street West
Suite 1000
Toronto, Ontario M5H 1P9
CANADA
Attn: Chief Financial Officer
Fax: (416) 971-6519
With a copy to:
411 Legget Drive
Suite 705
Kanata, ON K2K 3C9
CANADA
Fax: (613) 591-7377
Attention: Pat DiPietro
Vista Ventures Advantage, L.P.
1011 Walnut Street, Suite 410
Boulder, Colorado 80302
Attention: Molly Nasky
Fax: (303) 543-5717

SCHEDULE B
SIGE SEMICONDUCTOR, INC.
INSTRUMENT OF ACCESSION
     The undersigned,                                         , as a condition precedent to becoming the owner or holder of record of                                          (                    ) shares of the                       stock, [par value $0.0001 per share,] of [SiGe Semiconductor, Inc., a Delaware corporation] [SiGe Semiconductor Inc., a Canadian corporation] (the “Company”), hereby agrees to become a party to and be bound by that certain Amended and Restated Investor Rights Agreement dated as of May 8, 2007 by and among the Company, Fraser Milner Casgrain LLP and certain stockholders of the Company (the “Agreement”) as an Investor thereunder subject to all of the restrictions and conditions set forth in such Agreement. This Instrument of Accession shall take effect and shall become an integral part of the Agreement immediately upon acceptance by the Company.
     IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned under the laws of the Commonwealth of Massachusetts as of the date below written.

Signature:

(Print Name)

Address:

Date:

Accepted:

SIGE SEMICONDUCTOR, INC.

By:

Name:
Title:

Date: